                                                                   Exhibit 10(i)
                        THIRD AMENDMENT TO OFFICE LEASE

     THIS THIRD AMENDMENT TO OFFICE LEASE (the "Third Amendment") is made as of this 27th day of May, 1998, by and between METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation, as successor to American National Bank and Trust Company of Chicago, as Trustee under Trust Agreement No. 61523 ("Landlord") and THE NORTHERN TRUST COMPANY, a national banking corporation ("Tenant").


                              W I T N E S S E T H:

     WHEREAS, Landlord and Tenant entered into that certain Office Lease dated July 8, 1987, as amended by that certain First Amendment to Office Lease dated October 20, 1987 and that certain Second Amendment to Office Lease ("Second Amendment") dated January 16, 1998 (collectively, the "Lease") for the lease of certain office space, currently consisting of the 4th through 8th floors and portions of the 9th, 10th and 13th floors in the building located at 10 S. LaSalle Street, Chicago, Illinois (the "Building"), as more particularly described in the Lease;

     WHEREAS, Tenant desires to lease additional office space from Landlord upon the terms and conditions contained herein;

     NOW, THEREFORE, in consideration of the covenants and conditions herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

     1. Definitions. All terms used herein without definition shall have the meanings ascribed to such terms in the Lease.

     2. Expansion of Premises. Tenant hereby leases from Landlord and Landlord hereby leases to Tenant for the purposes set forth in the Lease the premises consisting of that certain office space diagrammed on Exhibit A-1 attached hereto, which space is located on the 10th floor of the Building consisting of 2,444 rentable square feet (the "Third Amendment Expansion Premises"). Effective as of the date hereof, the "Premises" as defined in the Lease shall include the Third Amendment Expansion Premises. Except as modified herein, Tenant's lease of the Third Amendment Expansion Premises shall be upon all terms and conditions contained in the Lease.

     3. Lease Term for the Third Amendment Expansion Premises. The term of the lease of the Third Amendment Expansion Premises (the "Third Amendment Expansion Premises Term") shall commence on September 1, 1998 (the "Third Amendment Expansion Premises Commencement Date") and shall expire on March 31, 2001 (the "Third Amendment Expansion Premises Expiration Date").

     4. Base Rent for the Third Amendment Expansion Premises. Commencing on the Third Amendment Expansion Premises Commencement Date, Tenant shall pay Base Rent for the Third Amendment Expansion Premises at the rates listed in the Base Rent Schedule below, in the same manner and at the same time as required under the terms of the Lease:


         Base Rent Schedule for the Third Amendment Expansion Premises
        ---------------------------------------------------------------
                               Monthly         Annual
     Lease Period              Base Rent       Base Rent
     ------------              ---------       ---------
     09/01/98-03/31/99         $2,138.50          N/A
     04/01/99-03/31/00         $2,444.00       $29,328.00
     04/01/00-03/31/01         $2,749.50       $32,994.00

     5. Rent Adjustment and Tenant's Proportionate Share. Tenant shall pay Rent Adjustment and any other components of Rent for the Third Amendment Expansion Premises in accordance with the terms of the Lease, except that Tenant's Proportionate Share shall be calculated pursuant to the terms of the Lease and, as of the Third Amendment Expansion Premises Commencement Date, will be 129,097/715,785 or 18.0357%.

     6. Possession and Condition of the Premises. Landlord shall deliver possession of the Third Amendment Expansion Premises to Tenant on or before September 1, 1998. Upon delivery of possession of the Third Amendment Expansion Premises to Tenant, Tenant shall be subject to all of the terms, covenants and conditions of the Lease as of the date of such possession. Landlord shall deliver possession of the Third Amendment Expansion Premises to Tenant in its "as-is" condition. Tenant shall be conclusively deemed to have accepted the Third Amendment Expansion Premises "as is" in the condition existing on the date Tenant first takes possession, and to have waived all claims relating to the condition of the Third Amendment Expansion Premises. No promise of Landlord to remodel, improve, decorate or make additions to the Third Amendment Expansion Premises or any part thereof, and no representation respecting the condition of the Third Amendment Expansion Premises or the Building has been made to Tenant by Landlord. Tenant shall make improvements to the Third Amendment Expansion Premises in accordance with the terms of the Workletter attached hereto as Exhibit B. Tenant shall be entitled to an allowance for such improvements as provided in the Workletter.

     7.  Renewal Option for Third Amendment Expansion Premises.

     (a) Exercise of Option. Tenant shall have the option (the "Renewal Option") to extend the Third Amendment Expansion Premises Term for the Third Amendment Expansion Premises for one (1) additional three (3) year period (the "Renewal Period") provided Tenant simultaneously extends the Expansion Premises Term for the Expansion Premises as provided in the Second Amendment. If Tenant desires to exercise the Renewal Option, Tenant shall deliver written notice ("Renewal Notice") to Landlord on or before July 1, 2000. The Renewal Option shall be on the same terms and conditions as contained in the Lease, except during the Renewal Period, Base Rent shall be the amounts listed in the Third Amendment Expansion Premises Renewal Base Rent Schedule listed below, there shall be no further renewal rights and there shall be no tenant or construction allowance or any other concessions of any kind. If Tenant successfully exercises the Renewal Option, then the term "Third Amendment Expansion Premises Term" as used in this Third Amendment shall be deemed to include the Renewal Period.

     (b) Rent. Base Rent for the Third Amendment Expansion Premises during the Renewal Period shall be the following amounts:

          Third Amendment Expansion Premises Renewal Base Rent Schedule

                                     Monthly             Annual
          Lease Period               Base Rent           Base Rent
          ------------               ---------           ---------
          04/01/01-03/31/02          $3,055.00           $36,660.00
          04/01/02-03/31/03          $3,360.50           $40,326.00
          04/01/03-03/31/04          $3,666.00           $43,992.00

Tenant shall pay Rent Adjustment and other components of Rent for the Third Amendment Expansion Premises during the Renewal Period in accordance with the terms of this Third Amendment and the Lease.

     (c) Conditions to Renewal Option. It shall be a condition to Tenant's exercise of the Renewal Option that (i) both at the time of delivery of Tenant's Renewal Notice and at the commencement of the Renewal Term, Tenant is not in Default under the Lease and (ii) Tenant simultaneously extends the Expansion Premises Term for the Expansion Premises as provided in the Second Amendment. Any termination of the Lease or termination of Tenant's right of possession shall terminate all of Tenant's rights to the Renewal Option. Tenant shall have no right to assign, transfer or otherwise dispose of any of its rights or interests under this Paragraph, such rights being granted solely to The Northern Trust Company; provided, however, any successor by merger, consolidation or acquisition of all or substantially all of the assets or capital stock of The Northern Trust Company shall be entitled to the rights granted to The Northern Trust Company hereunder.

     (d) Condition of the Premises Upon Renewal. The Third Amendment Expansion Premises shall be leased to Tenant during the Renewal Period in its then "as-is" condition and Landlord shall have no obligation to remodel, improve, decorate, or make additions to the Third Amendment Expansion Premises.

Notwithstanding any of the foregoing provisions of this Paragraph, any attempt by Tenant to exercise a Renewal Option by any method, or at any time, or in any circumstance, except as specifically set forth above shall, at the sole option and discretion of Landlord, be null and void and of no force or effect.

     8. Entire Agreement. This Third Amendment and the Lease contain all the terms, covenants, conditions and agreements between Landlord and Tenant regarding the Third Amendment Expansion Premises. No prior or other agreement or understanding pertaining to such matters shall be valid or of any force and effect.

     9. Conflict. In the event of a conflict between the terms of the Lease and the terms of this Third Amendment, the terms of this Third Amendment shall control.

     10. Brokers. Tenant represents to Landlord that, except for CB Commercial/Koll Management Services and Tanguay-Burke-Stratton, L.L.C., Tenant has not dealt with any real estate broker, sales person, or finder in connection with this Third Amendment, and no such person initiated or participated in the negotiation of this Lease, or showed the Third Amendment Expansion Premises to Tenant. Tenant hereby agrees to indemnify, protect, defend and hold harmless Landlord, its directors, officers, employees, affiliates and agents, from and against any and all liabilities and claims for commissions and fees arising out of a breach of the foregoing representation.

Landlord represents to tenant that, except for CB Commercial/Koll Management Services and Tanguay-Burke-Stratton, L.L.C., Landlord has not dealt with any real estate broker, sales person, or finder in connection with this Third Amendment, and no such person initiated or participated in the negotiation of this Lease. Landlord hereby agrees to indemnify, protect, defend and hold Tenant, its directors, officers, employees, affiliates and agents, harmless from and against any and all liabilities and claims for commissions and fees arising out of a breach of the foregoing representation. Landlord shall be solely responsible for the payment of all commissions to the brokers specified in this Paragraph.

     11. Reaffirmation of Lease. Except as otherwise herein provided, the terms and conditions of the Lease are hereby reaffirmed and incorporated herein by reference and shall, except as hereby modified, in all respects remain in full force and effect. Any and all references in the Lease and this Third Amendment to the "Lease" shall mean the Lease, as amended by this Third Amendment.

     IN WITNESS WHEREOF, this Third Amendment is executed by the undersigned as of the day and year first above written.

LANDLORD:                              TENANT:
METROPOLITAN LIFE INSURANCE            THE NORTHERN TRUST COMPANY,
COMPANY,                               a national banking corporation
a New York corporation

By:_____________________________       By:_____________________________
Its:_____________________________      Its:_____________________________

                                       ATTEST:

                                       By:_____________________________
                                       Its:____________________________

                                   Exhibit A



                Picture showing tenth floor space allocation of
            10 S. LaSalle Street, Chicago, Illinois (The Building).

                                   EXHIBIT B


                                  Workletter
                                  ----------

     METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation ("Landlord") and THE NORTHERN TRUST COMPANY, a national banking association. ("Tenant") are executing simultaneously herewith a Third Amendment to Lease (the "Third Amendment"), whereby Landlord is leasing certain space (the "Third Amendment Expansion Premises") to Tenant as more particularly described in the Third Amendment. In connection with the execution of the Third Amendment, Landlord and Tenant have further agreed as follows (all terms herein without definition shall have the meaning ascribed to such terms in the Third Amendment):

     1. Space Plan. Tenant, at Tenant's sole cost and expense, subject to reimbursement by Landlord from the Third Amendment Expansion Premises Allowance, has directed and authorized its internal or in-house architect or an outside architect reasonably acceptable to Landlord (the "Architect") to prepare a space plan of the Third Amendment Expansion Premises ("Space Plan") depicting the physical layout of the Third Amendment Expansion Premises. Upon completion, Tenant shall deliver the Space Plan to Landlord for Landlord's approval, such approval not to be unreasonably withheld or delayed.

     2. Working Drawings. Tenant shall also cause the Architect to prepare, at Tenant's sole cost and expense, the final architectural, mechanical (including heating, ventilating and air-conditioning) electrical, plumbing and structural plans and specifications ("Working Drawings") necessary to complete the work ("Work") required to construct the improvements to the Third Amendment Expansion Premises depicted in the Space Plan previously approved by Landlord.

     Tenant shall cause Architect to submit the finished Working Drawings to Landlord and Landlord shall review the Working Drawings and grant its consent or denial thereof within five (5) business days after receipt of all of the Working Drawings, which approval shall not be unreasonably withheld or delayed (provided in all events Landlord may withhold its consent to the Working Drawings to the extent the same affects the structural integrity of the Building or adversely or materially affects any Building system). To the extent Landlord does not provide its consent to the Working Drawings as aforesaid, Landlord shall state, with specificity, Landlord's reasons for such disapproval. Tenant shall then be required to make such corrections as Landlord may designate and resubmit the Working Drawings to Landlord for its consent.

     Subsequent to Landlord's approval of the Working Drawings, any changes to the Working Drawings requested by Tenant shall be subject to the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, provided Landlord may withhold its consent to any of said changes for the same reasons previously stated for not approving the Working Drawings and under the same conditions as stated in the preceding Paragraph.

     Tenant shall pay to Landlord any reasonable out-of-pocket costs or expenses Landlord incurs in the process of reviewing the Working Drawings or any changes thereto.

                              Exhibit B - Page 1

     3. Work. Tenant shall cause the Work to be completed. Tenant hereby agrees that the Work shall be completed by a general contractor selected by Tenant and approved by Landlord, which approval shall not be unreasonably withheld or delayed (the "General Contractor"). Tenant shall cause General Contractor to hire only union subcontractors (collectively, "Subcontractors"). Further, Tenant agrees Tenant's failure to cause General Contractor to hire only union Subcontractors shall constitute a default under the Lease. Tenant agrees General Contractor shall have no right to commence any Work to the Third Amendment Expansion Premises unless and until Tenant has tendered to Landlord a building permit for the Work issued by the City of Chicago. Tenant agrees to display the building permit at the Third Amendment Expansion Premises at all times during the prosecution of the Work. Tenant hereby guarantees to Landlord that the Work shall be completed in a lien free manner and in strict accordance with the Working Drawings and all applicable laws (it being acknowledged by Landlord and Tenant the provisions of the Lease shall control with respect to mechanics' liens filed against the Real Estate or the Building as a result of the Work). Tenant shall only conduct the Work between the hours of 7:00 a.m. to 6:00 p.m. unless otherwise consented to by Landlord (which consent shall not be unreasonably withheld or delayed) and shall cause as minimal disruption as reasonably possible to other tenants of the Building.

     4. Freight Elevator. For purposes of the Work, Tenant shall have the non-exclusive right to use the Building's freight elevator subject to availability and scheduling as may be reasonably established by Landlord. Such freight elevator use by Tenant during normal business hours shall be free of charge during such construction period; provided, however, to the extent Tenant utilizes such freight elevators after normal business hours, Tenant shall pay to Landlord any reasonable costs and expenses incurred by Landlord as a result of such after hours activities; provided, further, if any other tenant of the Building is also using said freight elevator with Tenant after normal business hours, then any charge to Tenant shall be apportioned between all parties utilizing said freight elevators.

     5. Cost of Work. Tenant shall be responsible for and shall pay all costs associated with the Space Plan, the Working Drawings and the Work. Tenant shall pay all amounts timely so as to prevent the filing of any liens against the Third Amendment Expansion Premises, the Building or the Real Estate.

     Landlord will provide to Tenant an allowance in an amount not to exceed Twenty-four Thousand and 00/100 Dollars ($24,000) for the Space Plan, the Working Drawings and the Work associated with the Third Amendment Expansion Premises (the "Third Amendment Expansion Premises Allowance"). If the aggregate cost of the Space Plan, the Working Drawings and the Work exceed the Third Amendment Expansion Premises Allowance ("Shortfall"), Tenant shall be solely responsible and shall pay the Shortfall. The Third Amendment Expansion Premises Allowance shall be paid to Tenant on or before October 15, 1998.

     6. Lien Waivers. Tenant shall diligently obtain and promptly deliver to Landlord all waivers of lien and affidavits of the General Contractor, all subcontractor, laborers, suppliers and materialmen and others conducting "lienable" work on or to the Third Amendment Expansion Premises. In any event, Tenant shall submit all such waivers of lien and affidavits to Landlord no later than the earlier of (a) thirty (30) days after substantial completion of the Work or (b) June 1, 1999.

     7. Utility Costs. Tenant shall be responsible and shall pay for the cost of utility services provided to the Third Amendment Expansion Premises during construction of the Work. It is acknowledged by Tenant that Tenant shall be responsible for causing all utilities to be operating within

                              Exhibit B - Page 2
the Third Amendment Expansion Premises as of the Third Amendment Expansion Premises Commencement Date and, to the extent such utilities are not operating within the Third Amendment Expansion Premises as of the Third Amendment Expansion Premises Commencement Date, through no fault of Landlord, Landlord's obligations to supply certain utilities described in the Lease shall be of no force and effect until such time as Tenant causes said utilities to be operational within the Third Amendment Expansion Premises.

     8.   Insurance.

     (i) During the course of construction of the Work, Tenant shall obtain, pay for and maintain or cause General Contractor to obtain, pay for and maintain insurance for the coverages and amounts of coverage not less than those set forth below in the Schedule of Insurance Coverages (as hereinafter defined) and shall provide or shall cause General Contractor to provide to Landlord certificates issued by insurance companies reasonably satisfactory to Landlord to evidence such coverages before any Work commences at the Third Amendment Expansion Premises. Such certificates shall provide that there shall be no termination, non-renewal, modification or expiration of such coverage without thirty (30) days prior written notice to Landlord. Such certificates shall name Metropolitan Life Insurance Company, owner, and CB Commercial Real Estate Group, Inc. and its affiliates and subsidiaries, manager, as additional insureds. In the event of any failure by Tenant to cause General Contractor to comply with the provisions of this Paragraph 8, Landlord may, at its option, upon notice to Tenant, suspend the Work until such time as there is full compliance with this Paragraph 8. Tenant shall provide to Landlord a certified copy of any and all applicable insurance policies upon request of Landlord.

     (ii) Schedule of Insurance Coverages. The following shall constitute the "Schedule of Insurance Coverages":

          (a) Workers' Compensation Insurance. Coverage complying with the law of the State of Illinois and Employer's Liability insurance with a limit of $1,000,000.00 each accident, including occupational disease coverage with a limit of $1,000,000.00 per person subject to aggregate limit of $1,000,000.00 per annum.

          (b) Comprehensive Automobile Liability Insurance. $1,000,000.00 combined single limit of liability for bodily injuries, death and property damage resulting from any one occurrence, including all owned, hired and non-owned vehicles.

                              Exhibit B - Page 3

          (c) Commercial General Liability Insurance. $1,000,000.00 combined single limit of liability for bodily injuries, death and property damage resulting from any one occurrence, including the following coverages:

               (1)  Premises and Operations;

               (2) Completed Operations for one (1) year after completion of the Work:

               (3) Broad Form Comprehensive General Liability Endorsement, Bodily Injury (with employment and contractual exclusions deleted) and Broad Form Property Damage Coverage;

               (4)  Independent Contractors; and

               (5) Delete Exclusions relative to Collapse, Explosion and Underground Property Damage Hazards;

          (d) Builder's Risk Insurance. Tenant shall procure, pay for, and maintain all-risk builder's risk insurance (or comparable form) for the full insurable value of all labor and materials incorporated into the construction of the Work, while at the construction site and/or staging area awaiting erection and during erection, until completion and acceptance. Insurance is to cover real and personal property after it is received at the construction site and/or staging area (but not while otherwise stored off-site or in transit). The policy so purchased shall insure Landlord, General Contractor and the Subcontractors as their interests may appear and shall be so written as to provide for reimbursement, in the event of claim for loss or damage, for the entire cost of repairing or replacing, reconditioning, or re-erecting the property lost or damaged with materials of similar kind and quality, including, but not by way of limitation, the cost of materials, labor, supervision, engineering and transportation.

                    Notwithstanding the foregoing, Tenant may elect to effect the all-risk builder's risk insurance described above through a plan of self insurance provided that Tenant complies with the provisions of Paragraph 17.A of the__ Lease relating to self insurance as applied to the insurance coverage requirements contained in this subparagraph (including, without limitation, obtaining Landlord's consent).(e) Miscellaneous.(1) Any insured loss or claim of loss pursuant to this Paragraph 8 shall be adjusted by Landlord, and any settlement payments shall be made payable to Landlord as trustee for the insureds, as their interests may appear, subject to the requirements of any applicable mortgagee clause. Upon the occurrence of an insured loss or claim of loss, monies received will be held by Landlord who shall make distribution in accordance with an agreement to be reached in such event between Landlord and Tenant. If the parties are unable to agree between themselves on the settlement of the loss, such dispute shall be submitted to a court of competent jurisdiction to determine ownership

                              Exhibit B - Page 4
                    of the disputed amounts but the Work shall nevertheless progress during any such period of dispute without prejudice to the rights of any party to the dispute.(2) Landlord shall not insure or be responsible for any loss or damage to property owned, rented or leased by General Contractor, Subcontractors, or their employees, servants or agents, other than property which will become a part of the permanent construction.

               (3) With respect to General Contractor's operations, Tenant shall cause General Contractor to purchase, maintain and pay for all-risk contractor's equipment floater on all machinery, tools, equipment and other similar property in an amount at least equal to their fair market value and any deductible shall be for the account of General Contractor. This insurance coverage shall be the sole and complete means of recovery for any loss covered by such insurance.

     (f) Subcontractor's Insurance. Tenant shall cause General Contractor to require each of its Subcontractors to comply with a Worker's Compensation, Employer's Liability, Comprehensive General Liability and the Automobile Liability insurance provisions set forth in the Schedule of Insurance Coverages. Tenant shall cause General Contractor to cause each of the Subcontractors to deliver to Landlord certificates of insurance evidencing the foregoing coverages prior to commencement of respective Work and, in the event Tenant fails to cause General Contractor to cause each Subcontractor to deliver to Landlord the required certificates of insurance from such Subcontractors and a claim is made or suffered, Tenant shall indemnify, defend and hold harmless Landlord, its shareholders, officers, directors, affiliates, employees or agents from any and all claims for which the required insurance would have provided coverage. This indemnity obligation is in addition to any other indemnity obligation provided herein.

     (g) Certificates of Insurance. All certificates of insurance required to be delivered to Landlord as set forth herein from General Contractor or any Subcontractor shall name Landlord as an additional insured as its interest may appear.

     9. Indemnification. To the fullest extent permitted by law, Tenant shall indemnify, defend and hold harmless Landlord, its directors, officers, employees, affiliates and agents (the "Indemnified Parties") from and against any and all loss, cost, expense, damage, injury, liability, claim, demand, penalty or cause of action (including reasonable attorneys' fees and court costs), directly or indirectly arising out of, resulting from or related to (in whole or in part), (1) the Work, (2) this Workletter, (3) any mechanics' liens which may be placed against the Building or Real Estate as a result of the Work, and (4) any act or omission of Tenant, General Contractor, any Subcontractor or any individual, partnership, joint venture or corporation (a) directly or indirectly employed by General Contractor or a Subcontractor, or (b) for whose acts or omissions General Contractor or any Subcontractor may be liable. Subject to the waiver of subrogation provisions in the Lease, the obligations of Tenant under this indemnification shall apply to all matters except those arising solely from the negligence or the willful acts or omissions of Landlord. Tenant shall promptly advise Landlord in writing of any action, administrative or legal proceeding or investigation as to which this indemnification may apply, and Tenant, at Tenant's expense, shall assume on behalf of Landlord and conduct with due diligence and in good faith the defense thereof with counsel

                              Exhibit B - Page 5
reasonably satisfactory to Landlord; provided, that Landlord shall have the right to be represented therein by advisory counsel of its own selection and at its own expense. The obligations of this Paragraph 9 shall survive final completion of the Work and shall be in addition to the insurance requirements set forth in the Lease and shall not be in discharge of or in substitution for the same.

     10. Landlord's Supervision. Tenant hereby acknowledges that Landlord, at Landlord's cost, shall have the right to cause a "Supervising Architect" to periodically inspect the Work to determine its compliance with the Working Drawings. Tenant agrees to provide access to the Work to the Supervising Architect and cooperate with the Supervising Architect at such times as Landlord may request, in its reasonable discretion.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Workletter as of the day and year of the execution of the Third Amendment.

LANDLORD:                                  TENANT:

METROPOLITAN LIFE INSURANCE COMPANY,       THE NORTHERN TRUST COMPANY,
a New York corporation                     a national banking corporation

By:_____________________________           By:___________________________
Its:____________________________           Its:__________________________

                                           ATTEST:

                                           By:____________________________
                                           Its:___________________________



                              Exhibit B - Page 6